EXHIBIT 3.1

LENCO MOBILE INC.

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 242 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

* * * * *

The undersigned, Michael Levinsohn and Thomas Banks, do hereby certify that:

1.             They are the chief executive officer and secretary, respectively, of Lenco Mobile Inc., a Delaware corporation (the “Corporation”).

2.             The Corporation filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Delaware Secretary of State on September 22, 2010 (the “Series A Certificate of Designation”) and has since issued 107,500 shares of the Series A Convertible Preferred Stock authorized by such Series A Certificate of Designation.

3.             The Corporation’s board of directors adopted the following resolutions amending the Series A Certificate of Designation:

RESOLVED, that the references to “107,500”  in the third recital on the first page of the Series A Certificate of Designation and Section 2 of the Series A Certificate of Designation be, and hereby are, deleted and replaced with “207,500.”

RESOLVED, that the references to “$0.25” in Subsections (a) and (b) of Section 7 of the Series A Certificate of Designation be, and hereby are, deleted and replaced with “$0.20.”

4.             The holders of all of the 107,500 issued and outstanding Series A Convertible Preferred Stock have approved and adopted the foregoing amendment to the Series A Certificate of Designation in accordance with the requirements of the Series A Certificate of Designation.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations this 23rd day of December, 2011.

/s/ Michael Levinsohn	/s/ Thomas Banks
Michael Levinsohn	Thomas Banks
Chief Executive Officer	Secretary

[SIGNATURE PAGE TO THE CERTIFICATE OF AMENDMENT TO THE SERIES A CERTIFICATE OF DESIGNATION]